EX-23
      CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
5G Wireless Communications, Inc.

We hereby consent to the incorporation by reference into the Company's previously filed Form S-8 Registration Statement (File No. 333-130752) of 5G Wireless Communications, Inc. of our report dated March 13, 2006, relating to the consolidated balance sheets of 5G Wireless Communications, Inc. as of December 31, 2005 and 2004 and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the years in the two-year period then ended, included in this Company's Annual Report on Form 10-K .

/s/  Squar, Milner, Reehl & Williamson, LLP
Newport Beach, California
March 31, 2006